Exhibit 99.1

NEWS RELEASE

KNIGHT RIDDER

50 WEST SAN FERNANDO ST.

SAN JOSE, CA 95113

Knight Ridder Reports August Revenue and Linage

SAN JOSE, Sept. 13, 2005 – Beginning with this report, and going forward, Knight Ridder no longer reflects results of the Detroit Free Press and the Tallahassee Democrat in its monthly statistical numbers. Comparisons have been restated to reflect the change. Detroit was sold at the beginning of August; Tallahassee was sold at the end of August. For the third quarter, and for all subsequent quarters, results from the two newspapers will be reflected as discontinued operations.

The August numbers also exclude results from three newspapers acquired at the end the month from Gannett. Their results for September will be included in third quarter results.

Unless otherwise noted, all comparisons are year-over-year comparisons for the month of August.

For the month, total advertising revenue was up 1.2%. Retail was down 1.7%, national was up 1.3% and classified was up 4.5%. Help wanted was up 15.8%, real estate was up 8.9% and auto was down 9.6%.

Total operating revenue was up 0.4% for the month and up 1.4% for the year.

Total ad revenue for the month was up 7.2% in St. Paul, 6.2% in San Jose, 5.0% in Contra Costa, 2.6% in Charlotte and 1.0% in Miami. Philadelphia, Kansas City and Fort Worth were soft.

Retail was up 25.6% in San Jose and 3.5% in Charlotte, but soft in most other large markets.

National was up 9.1% in Fort Worth, 8.7% in Contra Costa and in St. Paul, and 7.3% in Miami and in Charlotte. Philadelphia, San Jose and Kansas City were soft.

Classified was up 14.3% in Miami, 9.7% in Contra Costa and 6.3% in St. Paul. San Jose and Fort Worth were soft.

Other revenue was virtually flat. Circulation revenue was down 1.7% for the month.

Knight Ridder Chairman and CEO Tony Ridder said, “The month was disappointing. Although recruitment and real estate have remained strong all year, we did not see the hoped-for turnaround in auto in August (I think we will see some turnaround in September). National’s growth, held back by ongoing softness in travel and entertainment, is still modest (national auto also was down). And retail, which had been running up 2.6% for the year through July, declined.

“At the same time, certain other factors will negatively affect the quarter, including:

•	A 9.1 % hike in the per-ton price of newsprint.

•	Unfavorable comparisons with particularly good health cost numbers in last year’s third quarter.

•	The start of depreciation on our new plant in Kansas City.

•	Higher interest expense, resulting from both increased interest rates and increased debt.

•	Only partial benefit of reduced shares outstanding as a result of an accelerated share buyback. Reason: The repurchase did not take place until Aug. 12.

•	Losses from Biloxi, damaged by Hurricane Katrina, which will be reflected in September results.

“As a result of all of these factors, we believe our third quarter earnings per share on a continuing operations basis, excluding last year’s $.11 benefit from the favorable resolution of prior year’s tax issues, will decline by approximately 20% (attached is a table that reflects earnings per share on a continuing operations basis for 2004 and for the first half of 2005).

“We believe that in the fourth quarter costs will be more in line with what they were in the first half of the year. Results will benefit by inclusion of earnings from the three newly acquired newspapers and by our continued aggressive share repurchases. On a continuing operations basis, excluding the favorable resolution of prior-year’s tax issues, but including our newly acquired newspapers, earnings per share in the fourth quarter will show growth.”

Certain statements contained in this report are forward-looking. They are based on management’s current knowledge of factors affecting Knight Ridder’s business. Actual results could differ materially from those currently anticipated, depending upon – but not limited to – the effects of interest rates, of national and local economies on revenue, of the evolution of the Internet, of unforeseen changes in the price of newsprint and of negotiations and relations with labor unions.

Knight Ridder (NYSE: KRI) is the nation’s second-largest newspaper publisher, with products in print and online. The company publishes 32 daily newspapers in 29 U.S. markets, with a readership of 8.5 million daily and 11.0 million Sunday. Knight Ridder also has investments in a variety of Internet and technology companies and two newsprint companies. The company’s Internet operation, Knight Ridder Digital, develops and manages the company’s online properties. It is the founder and operator of Real Cities (www.RealCities.com), the largest national network of city and regional Web sites in more than 110 U.S. markets. Knight Ridder and Knight Ridder Digital are headquartered in San Jose, Calif.

(FR)

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For more information, call Vice President/Corporate Relations Polk Laffoon at 408-938-7838 (e-mail: plaffoon@knightridder.com), or Director/Corporate Communications Lee Ann Schlatter at 408-938-7839 (e-mail: lschlatter@knightridder.com), or visit Knight Ridder’s Web site at www.knightridder.com.

STATISTICAL REPORT

For the period of 8/1/05 - 8/28/05

	August		Percent Change	Year-to-Date		Percent Change
	2005	2004		2005	2004
REVENUE ($000) - See Notes 1 & 2

Advertising
Retail	76,111	77,403	-1.7%	681,383	667,901	2.0%
National	26,729	26,382	1.3%	245,586	247,068	-0.6%
Classified	71,692	68,610	4.5%	606,344	582,721	4.1%

Total	174,532	172,395	1.2%	1,533,313	1,497,690	2.4%
Circulation	40,062	40,763	-1.7%	351,190	362,125	-3.0%
Other Revenue	6,283	6,879	-8.7%	58,069	56,105	3.5%

Total Operating Revenue	220,877	220,037	0.4%	1,942,572	1,915,920	1.4%

AVERAGE CIRCULATION
(000’s of copies including Detroit) - Notes 1 & 2
Morning	2,952	3,048	-3.1%	3,078	3,160	-2.6%
Evening	152	166	-8.3%	154	173	-10.6%
Daily	3,104	3,214	-3.4%	3,232	3,333	-3.0%
Sunday	4,124	4,258	-3.1%	4,194	4,324	-3.0%

ADVERTISING LINAGE
(000’s of six-column inches) - Notes 1 & 2
Full-Run ROP
Retail	976.6	985.2	-0.9%	8,524.1	8,787.3	-3.0%
National	216.6	224.0	-3.3%	2,059.8	2,087.8	-1.3%
Classified	1,412.6	1,484.6	-4.9%	11,906.7	12,269.3	-3.0%

Total	2,605.8	2,693.8	-3.3%	22,490.6	23,144.4	-2.8%

Factored Part-Run ROP	191.0	171.9	11.1%	1,667.7	1,615.8	3.2%

TOTAL PREPRINTS INSERTED	592,253	597,936	-1.0%	5,013,608	4,976,725	0.7%

Statistical Report

For the period of 8/1/05 - 8/28/05

	August		Percent Change	Year-to-Date		Percent Change
	2005	2004		2005	2004
FULL-RUN ROP ADVERTISING LINAGE DATA
By Markets (000’s of six-column inches) - Notes 1 & 2

Akron Beacon Journal	114.6	120.0	-4.5%	974.3	1,028.9	-5.3%
Charlotte Observer	116.0	124.6	-6.9%	1,052.0	1,060.3	-0.8%
Columbia State	94.3	96.3	-2.1%	744.3	789.1	-5.7%
Contra Costa (Note 3)	105.0	109.5	-4.1%	945.3	915.0	3.3%
Fort Wayne News-Sentinel, Journal Gazette	117.8	108.7	8.4%	945.5	910.8	3.8%
Fort Worth Star Telegram	150.1	167.7	-10.5%	1,388.5	1,496.7	-7.2%
Kansas City Star	148.7	160.5	-7.4%	1,338.5	1,336.4	0.1%
Lexington Herald-Leader	99.7	89.9	10.9%	781.1	769.7	1.5%
Miami Herald & el Nuevo Herald	142.1	141.6	0.4%	1,370.4	1,319.9	3.8%
Philadelphia Newspapers	144.5	168.3	-14.1%	1,382.0	1,522.1	-9.2%
St. Paul Pioneer Press	86.9	88.6	-1.9%	791.5	818.0	-3.2%
San Jose Mercury News	157.0	177.7	-11.6%	1,422.3	1,602.8	-11.3%
Wichita Eagle	77.8	74.2	4.9%	661.5	602.5	9.8%
All Other Dailies	1,051.3	1,066.2	-1.4%	8,693.4	8,972.2	-3.1%

Total - Full-Run ROP	2,605.8	2,693.8	-3.3%	22,490.6	23,144.4	-2.8%

Note 1 - The Detroit News and the Detroit Free Press operate under a joint operating agreement as Detroit Newspapers (DN). Revenue and linage are excluded for 2005 and 2004.

Note 2 - Measured by individual Knight Ridder newspapers. Where necessary, certain previously reported linage has been restated to be consistent with measurement guidelines currently in use.

Note 3 - Full-run ROP advertising linage represents the sum of full-run ROP linage for each of Contra Costa’s three newspapers.

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For further information, call Polk Laffoon IV at 408-938-7838

Knight Ridder

Diluted Earnings Per Share

2004 and 2005 (through Q2)

	2004
	Q1	Q2	Q3	Q4	Year
GAAP, as reported	$0.70	$1.08	$0.99	$1.38	$4.13
Discontinued operations	0.05	0.11	0.06	0.13	0.35	(1)
Continuing operations	0.65	0.97	0.93	1.25	3.78	(2)
Favorable resolution of prior years’ tax matters, including interest	—	0.06	0.11	0.09	0.26
Continuing operations, excluding the favorable resolution of prior years’ tax matters, including interest	0.65	0.91	0.81	1.16	3.52

	2005
	Q1	Q2	Q3	Q4	YTD-Jun
GAAP, as reported	$0.79	$1.00			$1.79
Discontinued operations	0.05	0.05			0.10	(1)
Continuing operations	0.74	0.95			1.69	(2)
Favorable resolution of prior years’ tax matters, including interest	0.09	0.03			0.12
Continuing operations, excluding the favorable resolution of prior years’ tax matters, including interest	0.65	0.92			1.57

NOTE:	Earnings per share amounts are based on net income divided by the weighted-average diluted shares outstanding. Accordingly, quarterly amounts may not sum to totals.
(1)	To reflect the elimination of the operational results of The Detroit Free Press and The Tallahassee Democrat.
(2)	Earnings per share from continuing operations does not include an adjustment to interest expense as presented on our Pro Forma Financial Statements included in our Form 8-K filed on September 1, 2005. (For Form 8-K pro forma financial statement presentation purposes, results of operations are adjusted to reflect the effect of the sale of The Detroit Free Press and The Tallahassee Democrat as if the sale had occurred at the beginning of the period presented).